UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2026

Dynamix Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42414	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1980 Post Oak Blvd., Suite 100

PMB 6373

Houston, TX, 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 792 5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which each class is registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	DYNCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DYNC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, at an exercise price of $11.50 per share	DYNCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 29, 2026, Dynamix Corporation (the “Company”) issued a press release announcing that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 (the “Public Shares”), effective as of October 30, 2026, at an estimated per-share redemption price of approximately $10.71 (the “Redemption Amount”), because the Company is unable to complete an initial business combination by the deadline under its Amended and Restated Memorandum and Articles of Association. As of the close of business on October 30, 2026, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Company’s sponsor, officers and directors have previously agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Class B ordinary shares, par value $0.0001 per share, of the Company. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIX CORPORATION

Date: October 29, 2026	By:	/s/ Nader Daylami
Name: Nader Daylami
Title: Chief Financial Officer

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